UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CRAWFORD LAKE MINING INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

     NEVADA                              1000                    Applied For
--------------------------    ----------------------------- --------------------
 State or jurisdiction of      Primary Standard Industrial     I.R.S. Employer
incorporation or organization  Classification Code Number    Identification No.

                            Crawford Lake Mining Inc.
                                4372 Greta Street
                               Burnaby, BC V5J 1N8
                             Telephone: 604-435-1141
                             Facsimile: 604-435-0301
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                               Las Vegas, NV 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF   DOLLAR AMOUNT TO BE    PROPOSED MAXIUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE         REGISTERED             OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE (2)
REGISTERED                                      SHARE (1)              PRICE (2)

------------------------ ---------------------- ---------------------- ---------------------- ---------------------
Common Stock             $278,000               $0.10                  $278,000               $32.72
------------------------ ---------------------- ---------------------- ---------------------- ---------------------

(1)      Based on the last sales price on January 21, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, Dated January 13, 2006

                                   PROSPECTUS
                            CRAWFORD LAKE MINING INC.
                                2,780,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                The Date Of This Prospectus Is: January 13, 2006

                                Table Of Contents

                                                                                                                    Page
Summary                                                                                                                5

Risk Factors                                                                                                           6

 -  If  we  do  not  obtain  additional  financing,  our  business  will  fail                                         6
 -  Because we have not commenced business operations, we face a high risk of business failure                         6
 -  Because of the speculative nature of exploration of mining properties, there is substantial risk that
     our business will fail                                                                                            7
-   We need to continue as a going concern if our business is to succeed. Our independent auditor has
     raised doubt about our ability to continue as a going concern                                                     7
-   Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur
     liability or damages as we conduct our business                                                                   7
-   Even if we discover commercial reserves of precious metals on the Little Bonanza Property, we may not be
     able to successfully obtain commercial production                                                                 7
-   If we become subject to burdensome government regulation or other legal uncertainties, our business will
     be negatively affected                                                                                            7
-   Because our sole director owns 55.73% of our outstanding stock, they could control and make corporate
     decisions that may be disadvantageous to other minority stockholders                                              7
-   Because our president has other business interests, he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our business to fail                                           8
-   Because management has no technical experience in mineral exploration, our business has a high risk of failure     8
-   If a market for our common stock does not develop, shareholders may be unable to sell their shares                 8
-   A purchaser is purchasing penny stock which limits the ability to sell stock                                       8
Use of Proceeds                                                                                                        8
Determination of Offering Price                                                                                        8
Dilution                                                                                                               9
Selling Securityholders                                                                                                9
Plan of Distribution                                                                                                  11
Legal Proceedings                                                                                                     12
Directors, Executive Officers, Promoters and Control Persons                                                          12
Security Ownership of Certain Beneficial Owners and Management                                                        13
Description of Securities                                                                                             13
Interest of Named Experts and Counsel                                                                                 14
Disclosure of Commission Position of Indemnification for Securities Act Liabilities                                   14
Organization Within Last Five Years                                                                                   14
Description of Business                                                                                               14
Plan of Operations                                                                                                    18
Description of Property                                                                                               19
Certain Relationships and Related Transactions                                                                        19
Market for Common Equity and Related Stockholder Matters                                                              19
Executive Compensation                                                                                                20
Financial Statements                                                                                                  21
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure                                  39

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Little Bonanza mineral claim located approximately 30 kilometers northeast of the City of Sudbury in the Scadding Township of Ontario, Canada. We acquired a 100% right, interest and title in and to the claim for a cash payment of $7,000, which we paid to the vendor, Klondike Bay Resources.

Our objective is to conduct mineral exploration activities on the Little Bonanza claim in order to assess whether it possesses economic reserves of gold, copper, nickel, platinum and palladium. We have not yet identified any economic mineralization on the Little Bonanza claim. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on October 18, 2004 under the laws of the state of Nevada. Our principal offices are located at 470 Granville Street, Suite 1120, Vancouver, British Columbia Canada V6C 1V5. Our telephone number is (604) 435-0301.

The Offering:

Securities Being Offered           Up to 2,780,000 shares of common stock.

Offering Price                     The selling shareholders will sell our shares
                                   at $0.10 per share  until our  shares are
                                   quoted  on the OTC  Bulletin  Board,  and
                                   thereafter at prevailing market prices or
                                   privately     negotiated    prices.    We
                                   determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the  Offering             The selling  shareholders will determine when
                                   and how they will sell the common stock offered in this prospectus.

Termination of the Offering        The offering will conclude when all of the
                                   2,780,000 shares of common stock have been
                                   sold, the  shares  no  longer   need  to  be
                                   registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued 6,280,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.


Use of Proceeds                    We will not  receive any  proceeds  from the
                                   sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

                                October 31, 2005
                                   (unaudited)

Cash                                                        $16,732
Total Assets                                                $16,732
Liabilities                                                  $6,250
Total Stockholders' Equity                                  $10,482

Statement of Operations

                              From Incorporation on
                      October 18, 2004 to October 31, 2005
                                   (unaudited)

Revenue                                                      $ 0
Net Loss and Deficit                                        ($23,218)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Little Bonanza claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Little Bonanza claim. While we have sufficient funds to conduct the recommended phase one program at an estimated cost of $5,000 and a portion of the phase two exploration program at an estimated cost of $15,000, we will need additional funds in order to complete recommended exploration on the Little Bonanza claim. Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Little Bonanza claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on October 18, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Little Bonanza claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Little Bonanza Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold, copper, nickel, platinum and palladium is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Little Bonanza claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE LITTLE BONANZA CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Little Bonanza claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Little Bonanza claim into commercial production. We may not be able to obtain such financing.

BECAUSE OUR SOLE DIRECTOR OWNS 55.73% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our director owns approximately 55.73% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. John Fiddick, intends to devote approximately 15% of his business time providing his services to us. While Mr. Fiddick presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Fiddick from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,780,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral Little Bonanza Property purchase agreement. The shares include the following:


1. 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 24, 2004;

2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 10, 2005;

3. 80,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 21, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.       the number of shares owned by each prior to this offering;
2.       the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.       the percentage owned by each upon completion of the offering.

                                                                  Total Number of
                                                                  Shares to be         Total Shares        Percent Owned Upon
                                             Shares Owned Prior   Offered for          Owned Upon          Completion of this
                                             to this Offering     Selling              Completion of       Offering
                                                                  Shareholders         this Offering
Name of Selling Stockholder                                       Account
-------------------------------------------- -------------------- -------------------- ------------------- --------------------
Bobby-Ann Trask                              300,000              300,000              Nil                 Nil
6759 Willingdon Avenue, Suite 1505
Burnaby, BC  V5H 3Y9

Alan Cox                                     300,000              300,000              Nil                 Nil
6688 Willingdon Avenue, Suite 313
Burnaby, BC  V5H 2V8

Amy J. Young                                 300,000              300,000              Nil                 Nil
4329 Greta Street
Burnaby, BC  V5J 1N9

Robert J. Schumann                           300,000              300,000              Nil                 Nil
6656 Lambert Crescent
Delta, BC  V4E 1R8

Layne M. Osterman                            100,000              100,000              Nil                 Nil
1305 West 12th Avenue, Suite 303
Vancouver, BC  V6H 1M3

Saroj Nagin                                  100,000              100,000              Nil                 Nil
3753 Price Street
Burnaby, BC  V5G 2K9

Mark Frendo                                  100,000              100,000              Nil                 Nil
7155 MacPherson Avenue, Suite 56
Burnaby, BC

Mahangu Patel                                100,000              100,000              Nil                 Nil
7763 Goodland Street
Burnaby, BC  V5E 2H7

Donna M. White                               100,000              100,000              Nil                 Nil
4329 Greta Street
Burnaby, BC  V5J 1N9

Rene Dickenscheid                            100,000              100,000              Nil                 Nil
1683 Renfrew Street
Vancouver, BC  V5K 4C9

Kevin Mullins                                100,000              100,000              Nil                 Nil
7092 McKay Avenue
Burnaby, BC  V5J 3S4

Anand Nagin                                  100,000              100,000              Nil                 Nil
1200 Alberni Street, Suite 602
Vancouver, BC V6E 1A6

Giuseppe Mandarino                           100,000              100,000              Nil                 Nil
506 Linton Street
Coquitlam, BC  V3J 6J2

Anna Mandarino                               100,000              100,000              Nil                 Nil
506 Linton Street
Coquitlam, BC  V6E 6J2

Patrick McGrath                              100,000              100,000              Nil                 Nil
540 Helmcken Street, Suite 610
Vancouver, BC  V6B 2E8

Maureen H. Hoechsmann                        100,000              100,000              Nil                 Nil
4382 Greta Street
Burnaby, BC  V5J 1N8

Pete F. Hoechsmann                           100,000              100,000              Nil                 Nil
4382 Greta Street
Burnaby, BC  V5J 1N8

David Trask                                  100,000              100,000              Nil                 Nil
3431 West 24th Avenue
Vancouver, BC  V6S 1L3

Sofia Conte                                  100,000              100,000              Nil                 Nil
9830 Whalley Ring Rd, Suite 706
Surrey, BC  V3T 5S7

Darrell Shuel                                10,000               10,000               Nil                 Nil
16723 Highway, 3A
Kootenay Bay, BC  V0B 1E0

Terry Fiddick                                10,000               10,000               Nil                 Nil
16388 Jacobson Road
Crawford Bay, BC  V0B 1E0

Gary Sly                                     10,000               10,000               Nil                 Nil
16380 Jacobson Road
Crawford Bay, BC  V0B 1E0

Jennifer Lee Newcomen                        10,000               10,000               Nil                 Nil
14850 Highway 3A
Gray Creek, BC V0B 1S0

Anne Reed                                    10,000               10,000               Nil                 Nil
6540 E. Hastings Street, Ste 629
Burnaby, BC V5B 4Z5

Beecham Y. Pearson                           10,000               10,000               Nil                 Nil
867 Hamilton Street, Suite 1906
Vancouver, BC  V6B 6B7

Campbell H. Pearson                          10,000               10,000               Nil                 Nil
867 Hamilton Street, Suite 1906
Vancouver, BC  V6B 6B7

Tina Santarelli                              10,000               10,000               Nil                 Nil
1007 Winslow Avenue
Coquitlam, BC  V3J 2E9

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,280,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)  has ever been one of our officers or directors; or

(3)  is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
o contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
o contains a toll-free telephone number for inquiries on disciplinary actions;
o defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
o contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

o    with bid and offer quotations for the penny stock;
o details of the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, Suite 300, Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director                            Age
---------------------------------------- ----------------
John Fiddick                                64

Executive Officers:

Name of Officer           Age              Office
----------------------- ---------------- ---------------------------------------
John Fiddick               64             President, Secretary, Treasurer and
                                          Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. John Fiddick has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on October 18, 2004. From October 1984 to present, Mr. Fiddick has acted as a commercial account manager for the Vancouver Main Branch of the Bank of Montreal, a Canadian chartered bank.

Mr. Fiddick does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Fiddick intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                                                Amount of
Title of Class          Name and address                                        beneficial        Percent of class
                        of beneficial owner                                     ownership
----------------------- ------------------------------------------------------- ----------------- -----------------
Common stock            John Fiddick                                            3,500,000         55.73%
Common stock            All officers and directors as a group that consists     3,500,000         55.73%
                        of one person

The percent of class is based on 6,280,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 13, 2006, there were 6,280,000 shares of our common stock issued and outstanding that are held by 28 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP has provided us with an opinion regarding the valid issuance of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by HLB Cinnamon Jang Willoughby & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on October 18, 2004 under the laws of the state of Nevada. On that date, Mr. John Fiddick was appointed as our sole director. As well, Mr. Fiddick was appointed as our president, secretary, treasurer and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in one mineral claim known as the Little Bonanza claim. There is no assurance that a commercially viable mineral deposit exists on the Little Bonanza claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Little Bonanza claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Little Bonanza claim in order to ascertain whether it possesses economic quantities of gold, copper, nickel and platinum. There can be no assurance that an economic mineral deposit exists on the Little Bonanza claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Little Bonanza claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Little Bonanza Claim Purchase Agreement

On January 31, 2005, we entered into a mineral purchase and sale agreement with Klondike Bay Resources, a private company owned by Terry Loney of Garson, Ontario, whereby he sold to us a 100% right, interest and title in one mineral claim, located in the Sudbury mining division of Ontario, Canada. We acquired this interest in the Little Bonanza claim by paying Klondike Bay Resources $7,000.

Description, Location and Access

The Little Bonanza claim is located approximately 30 kilometres northeast of the City of Greater Sudbury, within the Scadding township which lies near the northern boundary of the Algonquin Lake Nipissing eco-region and at the eastern boundary of McLennan Township. Access to the property can be made by travelling east from the community of Skead for approximately three kilometers to Bonanza Lake, then east about one kilometer onto the claim. Alternatively, access can be made via the Wanapitei River by boat which passes through the eastern boundary of the claim.

Climate and Topography

The property lies in a forested and glaciated area dominated by a mixture of sugar maple wood, yellow birch, poplar, eastern hemlock, eastern white pine and red pine trees. The wet regions comprise of red maple, black ash, white spruce, tamarack and eastern white cedar trees. There are ridged and uneven rock outcrops covered in glacier debris and rocks. There is a mixture of wildlife including the white-tailed deer, wolves, lynxes, moose, black bears, chipmunks, squirrels, beavers, snowshoe hare and rabbit.

The humid climate is cool with an average annual temperature of 3.5 degrees Celsius. Average summer temperature ranges from 11.8 degrees Celsius to 23.1 degrees Celsius. In winter the average ranges from -16 degrees Celsius to -6.9 degrees Celsius. The average precipitation is 872 mm and the average depth of
0.40 metres can accumulate over the winter.

Title to the Little Bonanza Claim

The Little Bonanza property consists of one claim block comprising of twelve unpatented mining claim units covering 192 hectares. A "mining claim block" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Little Bonanza claim is registered in the name of Klondike Bay Resources.

Claim details are as follows:

Claim Name            Record Number       Expiry Date
--------------------- ------------------- -------------------------
Little Bonanza        S3018927            January 27, 2007

The claim was created on January 27, 2005 and is in good standing until January 27, 2007. This means that the claim will expire on January 27, 2006 unless we complete at least $4,800 worth of exploration work on the claim by that date. If this required exploration work is incurred, then the deadline is extended to January 27, 2008. In subsequent years, we must spend at least $200 on the claim to extend the expiry date by one year.

Mineralization

Rock exposure on the Little Bonanza property is limited to about 15% to 20%. The balance of the property is cover with soil, which is up to several meters thick. The Little Bonanza claim is underlain with several rock types including Nipissing Gabbro, a dark, coarse-grained, intrusive igneous rock chemically equivalent to basalt. It is a plutonic rock, formed when molten magma is trapped beneath the Earth's surface and cools slowly into a hard, coarsely crystalline mass. The claim also includes Sudbury Dyke Swarm and folded Huronian Sediments Huronian Sediments pertains to certain non-fossiliferous rocks on the borders of Lake Huron from the Archaean age (2.5 billion years ago). The youngest rocks in the area are the olivine-magnetite types found in vertical dykes. Olivine-magnetite rocks are silicate minerals containing iron and magnesium which form at high temperature. Silicate minerals contain silicon and oxygen and are glass green in color.

Exploration History

No known exploration has been conducted on the area covered by the Little Bonanza claim.

Geological Report

We retained Mr. Scott Jobin-Bevans, a Ph.D. and professional geologist, to complete an evaluation of the Little Bonanza claim and to prepare a geology report on the claim.

Based on his review, Mr. Jobin-Bevans concludes that the Little Bonanza claim warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Jobin-Bevans recommends an initial exploration program consisting of two phases. The first phase would consist of geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $5,000 as described below.

Budget - Phase I
                  Type of Work                        Est. Cost (US$)
                  Geological Review                             $500
                  Geological Mapping and Sampling             $2,500
                  Report Writing/Consulting                   $1,500
                  Operating Supplies                            $500
                                                     ----------------
                             Sub-Total:                       $5,000

The second phase would consist of a geographical survey and a follow-up of the initial stage. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.The second phase would cost approximately $15,000 as outlined below.

Budget - Phase II

    Type of Work                                             Est. Cost (US$)

    Geographical Survey                                             $7,500

    (Targets for Drilling)
     Follow-up Mapping and sampling                                 $3,500
     Report Writing/Consulting                                      $3,000
     Operating Supplies                                             $1,000
                                                             ---------------
                                   Sub-Total:                      $15,000

                                   TOTAL $US:                      $20,000

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for any subsequent drilling program and any other exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for such a program would not exceed $5,000.

We may also be required to file statements of work with the Ministry of Northern Development and Mines. Such statements would be filed following the completion of the exploration and would cost approximately $500. The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration. The amount of these costs for subsequent exploration phases is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Little Bonanza claim consisting of a geological mapping and geochemical sampling. We anticipate that these exploration programs will cost approximately $5,000 and $15,000 respectively. To date, we have not commenced exploration on the Little Bonanza claim.

We plan to commence the phase one exploration program on the Little Bonanza claim in the spring of 2006. The program should take approximately one to two months to complete. We will then undertake the phase two work program during the summer of 2006. This program will take approximately one to three months to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover the phase one exploration program and a portion of the phase two program, we will require additional funding in order to proceed with any additional recommended exploration on the Little Bonanza claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through October 31, 2005

We have not earned any revenues from our incorporation on October 18, 2004 to October 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Little Bonanza claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Little Bonanza claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $23,218 for the period from our inception on October 18, 2004 to October 31, 2005. These operating expenses were comprised of donated rent costs of $2,000, donated services costs of $4,000, mineral property costs of $7,000, office and general expenses of $334 and professional fees of $9,884.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Little Bonanza mineral claim. We do not own any real property interest in the Little Bonanza claim or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*    Any of our directors or officers;
*    Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Our sole promoter, John Fiddick;
*    Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  28  registered
shareholders.

Rule 144 Shares

A total of 3,500,000 shares of our common stock are available for resale to the public after December 21, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 62,800 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on October 18, 2004 to October 31, 2005 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                                                          Restr        Options/SARS LTP payouts
                                                               Other      Stock        (#)          ($)
Name               Title      Year      Salary     Bonus       Comp.      Awarded
------------------ ---------- --------- ---------- ----------- ---------- ------------ ------------ ---------------
John Fiddick       Pres,      2005      $0         0           0          0            0            $0
                   Sec,
                   Treas,
                   CEO, &
                   Dir


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our director or officer. We do not pay Mr. Fiddick any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.   Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending April 30, 2005 and unaudited interim financial statements for the period ended October 31, 2005, including:

     a.   Balance Sheets;
     b.   Statements of Operations;
     c.   Statements of Stockholders' Equity;
     d.   Statements of Cash Flows; and
     e.   Notes to Financial Statements

Crawford Lake Mining Inc.
(An Exploration Stage Company)


                                                                       Index


Report of Independent Registered Public Accounting Firm.................F-1

Balance Sheet...........................................................F-2

Statement of Operations.................................................F-3

Statement of Cash Flows.................................................F-4

Statement of Stockholders' Equity.......................................F-5

Notes to the Financial Statements.......................................F-6

         HLB
Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals





             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Crawford Lake Mining Inc.
                            (a Pre-exploration Stage Corporation):

         We have audited the balance sheet of Crawford Lake Mining Inc. as at April 30, 2005 and the statements of operations, cash flows, and stockholders' equity from the date of inception, October 18, 2004 to April 30, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
         In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at April 30, 2005 and the results of its operations and it's cash flows for the period then ended in conformity with generally accepted accounting principles in the United States.



                                         "Cinnamon Jang Willoughby & Company"


                                          Chartered Accountants

Burnaby, BC
January 13, 2006



     MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
     Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.

     HLB  Cinnamon  Jang  Willoughby  & Company is a member  of
     International. A world-wide organziation of accounting firms and business advisors.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Balance Sheet
(Expressed in US dollars)

                                                                                               April 31,
                                                                                                  2005
                                                                                                   $
ASSETS

Current Assets

Cash                                                                                           20,656
Prepaid expenses                                                                                    -
----------------------------------------------------------------------------------------------------------------

Total Assets                                                                                   20,656
================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

  Accounts payable                                                                                500
  Accrued liabilities                                                                           3,900
----------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                               4,400
----------------------------------------------------------------------------------------------------------------


Commitments and Contingencies (Notes 1)

Stockholders' Equity

Common Stock, 75,000,000 shares authorized, $0.001 par value
6,280,000 shares issued and outstanding (Note 5)                                                6,280

Additional Paid in Capital (Note 5)                                                            21,420
Donated Capital (Note 3)                                                                        2,400

Deficit Accumulated During the Exploration Stage                                              (13,844)
----------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity (Deficit)                                                           16,256
----------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity (Deficit)                                           20,656
================================================================================================================

    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statement of Operations
(Expressed in US dollars)

                                                                                                  From
                                                                                            October 18, 2004
                                                                                           (Date of Inception)
                                                                                              to April 30,
                                                                                                  2005
                                                                                                    $

Revenue                                                                                              -
----------------------------------------------------------------------------------------------------------------

Expenses

  Donated rent (Note 3)                                                                                 800
  Donated services (Note 3)                                                                           1,600
  Mineral property costs                                                                              7,000
  Office and general                                                                                     44
  Professional fees                                                                                   4,400
----------------------------------------------------------------------------------------------------------------
                                                                                                     13,844
----------------------------------------------------------------------------------------------------------------
Net Loss For the Period                                                                             (13,844)
================================================================================================================
Net Loss Per Share - Basic                                                                           -
================================================================================================================

Weighted Average Shares Outstanding                                                               4,041,000
================================================================================================================

    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in US dollars)


                                                                                                   From
                                                                                             October 18, 2004
                                                                                            (Date of Inception)
                                                                                               to April 30,
                                                                                                   2005
                                                                                                     $

Cash Flows Provided By Operating Activities

Net loss for the period                                                                            (13,844)

Adjustments to reconcile net loss to cash:
    Donated services and expenses                                                                    2,400

Change in operating assets and liabilities:
 Increase in accounts payable and accrued liabilities                                                4,400
----------------------------------------------------------------------------------------------------------------
Net Cash Used By Operating Activities                                                               (7,044)
----------------------------------------------------------------------------------------------------------------
Cash Flows Provided By Financing Activities

    Proceeds from the issuance of common stock                                                      27,700
----------------------------------------------------------------------------------------------------------------
Net Cash Flows Provided By Financing Activities                                                     27,700
----------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash                                                                         20,656

Cash - Beginning of Period                                                                               -
----------------------------------------------------------------------------------------------------------------

Cash - End of Period                                                                                20,656
================================================================================================================
Non-Cash Financing Activities                                                                            -
================================================================================================================

Supplemental Disclosures

Interest paid                                                                                            -
Income taxes paid                                                                                        -
================================================================================================================

    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficit)
From October 18, 2004 (Date of Inception) to April 30, 2005
(Expressed in US dollars)


                                                                                                   Deficit
                                                                                                 Accumulated
                                                                    Additional                   During the
                                                                      Paid-in       Donated      Exploration
                                          Common
                                           Stock         Amount       Capital       Capital         Stage         Total
                                             #             $             $             $              $             $
Balance - October  18,  2004 (Date of
Inception)                                        -             -             -             -               -               -

Shares  issued  for cash at  $0.001  per
share                                     4,700,000         4,700             -             -               -           4,700

Shares  issued  for  cash at  $0.01  per
share                                     1,500,000         1,500        13,500             -               -          15,000

Shares  issued  for  cash at  $0.10  per
share                                        80,000            80         7,920             -               -           8,000

Donated services and rent                         -             -             -         2,400              -            2,400
Net loss for the period                           -             -             -                       (13,844)        (13,844)
------------------------------------------------------------------------------------------------------------------------------
Balance - April 30, 2005                  6,280,000         6,280        21,420         2,400         (13,844)         16,256
==============================================================================================================================

    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
April 30, 2005


1.   Exploration Stage Company

     The Company was incorporated in the State of Nevada on October 18, 2004. The Company has acquired a 100% interest in one mineral claim consisting of 12 units located in Ontario, Canada.

     The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at April 30, 2005, the Company has a working capital deficiency of $16,256, and has accumulated losses of $13,844 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will be filing an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 6,280,000 shares of common stock for resale by existing shareholders of the Company. The
     Company did not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

         These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is April 30.

b)   Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)   Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)   Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
April 30, 2005

2.   Summary of Significant Accounting Policies (continued)

e)   Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)   Mineral Property Costs

         The Company has been in the exploration stage since its formation on October 18, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)   Financial Instruments

         The fair values of cash, accounts payable and accrued liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

h)   Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)   Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Foreign currency transactions are occasionally undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)   Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
April 30, 2005


2.   Summary of Significant Accounting Policies (continued)

     j)  Recent Accounting Pronouncements (continued)

         In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment" ("SFAS 123R"), which is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.


3.   Related Party Transactions

     During the year ended April 30, 2005 the Company recognized a total of $1,600 for donated services at $400 per month and $800 for donated rent at $200 per month beginning January 1, 2005, provided by the President of the Company.


4.   Mineral Properties

     The Company entered into an Agreement dated January 31, 2005 with Klondike Bay Resources ("Klondike") to acquire a 100% interest in one mineral claim representing 12 units located in Ontario, Canada. To acquire a 100% interest in these claims, the Company paid $7,000, which was charged to operations during the period ended April 30, 2005.


5.   Common Shares

          a) On December 21, 2004 the Company issued 4,700,000 shares of common stock at a price of $0.001 per share for cash proceeds of $4,700.
          b) On January 10, 2005 the Company issued 1,500,000 shares of common stock pursuant to Regulation S at a price of $0.01 per share for cash proceeds of $15,000.
          c) On January 21, 2005 the Company issued 80,000 shares of common stock pursuant to Regulation S at a price of $0.10 per share for cash proceeds of $8,000.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
April 30, 2005


6.   Income Tax

     The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $11,400 of net operating loss carryforwards available to offset taxable income in future years which expire through fiscal 2025. For the period ended April 30, 2005, the valuation allowance established against the deferred tax assets increased by $3,876.

     The components of the net deferred tax asset at April 30, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                2005
                                                  $

Net Operating Loss                             11,400

Statutory Tax Rate                               34%

Effective Tax Rate                                -

Deferred Tax Asset                              3,876

Valuation Allowance                            (3,876)
------------------------------------------------------------
Net Deferred Tax Asset                            -
============================================================

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US dollars)


                                                                               October 31,        April 30,
                                                                                   2005             2005
                                                                                    $                 $
ASSETS

Current Assets

Cash                                                                              16,732            20,656
----------------------------------------------------------------------------------------------------------------

Total Assets                                                                      16,732            20,656
================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable                                                                   1,000               500
Accrued liabilities                                                                5,250             3,900
----------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                  6,250             4,400
----------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 1)

Stockholders' Equity

Common Stock, 75,000,000 shares authorized, $0.001 par value
6,280,000 shares issued and outstanding (Note 5)                                   6,280             6,280

Additional Paid in Capital (Note 5)                                               21,420            21,420
Donated Capital (Note 3)                                                           6,000             2,400

Deficit Accumulated During the Exploration Stage                                 (23,218)          (13,844)
----------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                        10,482            16,256
----------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                        16,732            20,656
================================================================================================================


    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US dollars)

                                                                                     From                 From
                                                             For the Six       October 18, 2004     October 18, 2004
                                                            Months Ended      (Date of Inception)  (Date of Inception)
                                                          October 31, 2005       to April 30,        to October 31,
                                                                2005                 2005                 2005
                                                                  $                    $                    $

Revenue                                                                 -                   -                     -
------------------------------------------------------------------------------------------------------------------------

Expenses

Donated rent (Note 3)                                               1,200                  800                2,000
Donated services (Note 3)                                           2,400                1,600                4,000
Mineral property costs                                                  -                7,000                7,000
Office and general                                                    290                   44                  334
Professional fees                                                   5,484                4,400                9,884
------------------------------------------------------------------------------------------------------------------------
                                                                    9,374               13,844               23,218
------------------------------------------------------------------------------------------------------------------------
Net Loss For the Period                                            (9,374)             (13,844)             (23,218)
========================================================================================================================
Net Loss Per Share - Basic                                              -                   -
========================================================================================================================
Weighted Average Shares Outstanding                             6,280,000            4,041,000
========================================================================================================================


    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US dollars)


                                                                                          From               From
                                                                                    October 18, 2004   October 18, 2004
                                                                   For the Six          (Date of           (Date of
                                                                   Months Ended        Inception)         Inception)
                                                                   October 31,        to April 30,      to October 31,
                                                                       2005               2005               2005
                                                                        $                   $                  $

Cash Flows Provided By Operating Activities

Net loss for the period                                           (9,374)                  (13,844)     (23,218)

Adjustments to reconcile net loss to cash:
    Donated services and expenses                                  3,600                     2,400        6,000

Change in operating assets and liabilities:
 Increase in accounts payable and accrued liabilities              1,850                     4,400        6,250
-------------------------------------------------------------------------------------------------------------------------
Net Cash Used By Operating Activities                             (3,924)                   (7,044)     (10,968)
-------------------------------------------------------------------------------------------------------------------------
Cash Flows Provided By Financing Activities

    Proceeds from the issuance of common stock                         -                    27,700       27,700
-------------------------------------------------------------------------------------------------------------------------

Net Cash Flows Provided By Financing Activities                        -                    27,700       27,700
-------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                                       (3,924)                   20,656       16,732

Cash - Beginning of Period                                        20,656                         -            -
-------------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                              16,732                    20,656       16,732
=========================================================================================================================

Supplemental Disclosures

Interest paid                                                          -                         -            -
Income taxes paid                                                      -                         -            -
-------------------------------------------------------------------------------------------------------------------------

    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From October 18, 2004 (Date of Inception)  to October 31, 2005
(Expressed in US dollars)


                                                                                                   Deficit
                                                                                                 Accumulated
                                                                    Additional                   During the
                                          Common                      Paid-in       Donated      Exploration
                                           Stock         Amount       Capital       Capital         Stage         Total
                                             #             $             $             $              $             $
Balance - October 18, 2004 (Date of
Inception)                                        -             -             -             -               -             -

Shares issued for cash at $0.001 per
share                                     4,700,000         4,700             -             -               -         4,700

Shares issued for cash at $0.01 per
share                                     1,500,000         1,500        13,500             -               -        15,000

Shares issued for cash at $0.10 per
share                                        80,000            80         7,920             -               -         8,000

Donated services and rent                         -             -             -         2,400              -          2,400

Net loss for the period                           -             -             -             -         (13,844)      (13,844)
------------------------------------------------------------------------------------------------------------------------------

Balance - April 30, 2005                  6,280,000         6,280        21,420         2,400         (13,844)       16,256

Donated services and rent                         -             -             -         3,600              -          3,600

Net loss for the period                           -             -             -             -          (9,374)       (9,374)
------------------------------------------------------------------------------------------------------------------------------

Balance - October 31, 2005                6,280,000         6,280        21,420         6,000         (23,218)       10,482
==============================================================================================================================


    (The accompanying notes are an integral part of the financial statements)

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005


1.   Exploration Stage Company

     The Company was incorporated in the State of Nevada on October 18, 2004. The Company has acquired a 100% interest in one mineral claim consisting of 12 units located in Ontario, Canada.

     The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at October 31, 2005, the Company has working capital of $10,482, and has accumulated losses of $23,218 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

     The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 6,280,000 shares of common stock for resale by existing shareholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.   Summary of Significant Accounting Policies

a)       Basis of Presentation

         These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is April 30.

b)       Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)       Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)       Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

2.   Summary of Significant Accounting Policies (continued)

e)       Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)       Mineral Property Costs

         The Company has been in the exploration stage since its formation on October 18, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)       Financial Instruments

         The fair values of cash, accounts payable and accrued liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

h)       Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)       Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Foreign currency transactions are occasionally undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)       Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share Based Payment" ("SFAS 123R"), which is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
         Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

2.   Summary of Significant Accounting Policies (continued)

     j)  Recent Accounting Pronouncements (continued)

         In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

         In December 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.


3.       Related Party Transactions

     During the six months ended October 31, 2005 the Company recognized a total of $2,400 (April 30, 2005 - $1,600) for donated services at $400 per month and $1,200 (April 30, 2005 - $800) for donated rent at $200 per month, provided by the President of the Company.



4.       Mineral Property

     The Company entered into an Agreement dated January 31, 2005 with Klondike Bay Resources ("Klondike") to acquire a 100% interest in one mineral claim representing 12 units located in Ontario, Canada. To acquire a 100% interest in this claim, the Company paid $7,000, which was charged to operations during the period ended April 30, 2005.



5.       Common Shares

     a) On December 21, 2004 the Company issued 4,700,000 shares of common stock at a price of $0.001 per share for cash proceeds of $4,700.
     b) On January 10, 2005 the Company issued 1,500,000 shares of common stock pursuant to Regulation S at a price of $0.01 per share for cash proceeds of $15,000.
     c) On January 21, 2005 the Company issued 80,000 shares of common stock pursuant to Regulation S at a price of $0.10 per share for cash proceeds of $8,000.

Crawford Lake Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

6.       Income Tax

     The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $11,400 of net operating loss carryforwards available to offset taxable income in future years which expire through fiscal 2025. For the fiscal period ended April 30, 2005, the valuation allowance established against the deferred tax assets increased by $3,876.

     The components of the net deferred tax asset at April 30, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                            April 30,
                                            2005
                                            $

Net Operating Loss                          11,400

Statutory Tax Rate                          34%

Effective Tax Rate                          -

Deferred Tax Asset                          3,876

Valuation Allowance                         (3,876)
------------------------------------------------------------

Net Deferred Tax Asset                      -
============================================================

         Changes In And Disagreements With Accountants on Accounting and
                              Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee               $  29.90
Transfer Agent fees                                             $ 1,000.00
Accounting and auditing fees and expenses                       $ 7,000.00
Legal fees and expenses                                         $ 3,000.00
Edgar filing fees                                               $ 1,500.00
                                                                ----------
Total                                                           $12,529.90
                                                                ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to our president, John Fiddick, on December 21, 2004. The total amount received from this offering was $3,500. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.001 per share to a total of four purchasers on December 24, 2004. The total amount received from this offering was $1,200. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber                                Number of Shares
         ------------------------------------------------ ----------------------
         Bobby-Ann Trask                                         300,000
         Alan Cox                                                300,000
         Amy J. Young                                            300,000
         Robert J. Schumann                                      300,000

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of fifteen purchasers on January 10, 2005. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber                                  Number of Shares
         ------------------------------------------------ ----------------------
         Layne M. Osterman                                       100,000
         Saroj Nagin                                             100,000
         Mark Frendo                                             100,000
         Mahangu Patel                                           100,000
         Donna M. White                                          100,000

         Rene Dickenschied                                       100,000
         Keving Mullins                                          100,000
         Anand Nagin                                             100,000
         Giuseppe Mandarino                                      100,000
         Anna Mandarino                                          100,000
         Patrick McGrath                                         100,000
         Maureen H. Hoechsmann                                   100,000
         Pete F Hoechsmann                                       100,000
         David Trask                                             100,000
         Sofia Conte                                             100,000

We completed an offering of 80,000 shares of our common stock at a price of $0.10 per share to a total of eight purchasers on January 21, 2005. The total amount received from this offering was $8,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber                                  Number of Shares
         ------------------------------------------------ ----------------------
         Darrell Shuel                                           10,000
         Terry Fiddick                                           10,000
         Gary Sly                                                10,000
         Jennifer Lee Newcomen                                   10,000
         Anne Reed                                               10,000
         Beecham Y. Pearson                                      10,000
         Campbell H. Pearson                                     10,000
         Tina Santarelli                                         10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

         Exhibits

Exhibit
Number            Description

3.1               Articles of Incorporation
3.2               Bylaws
5.1               Legal opinion of Cane Clark LLP
10.1              Mineral property purchase agreement dated January 31, 2005
23.1              Consent of HLB Cinnamon Jang Willoughby & Company
99.1              Location map

The undersigned registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

          c. include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 13, 2006.

                            Crawford Lake Mining Inc.

                            By: /s/ John Fiddick
                            ------------------------------
                            John Fiddick
                            President, Secretary, Treasurer,
                            Chief Executive Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE           CAPACITY IN WHICH SIGNED                     DATE

/s/ John Fiddick   President, Secretary, Treasurer, Chief       January 13, 2006
-----------------  Executive Officer, principal accounting
John Fiddick       officer, principal financial officer and
                   Director



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